BRIDGE BANK

DEFERRED COMPENSATION PLAN

NONELECTIVE EMPLOYER CONTRIBUTION
PARTICIPATION AGREEMENT

I, ________________, having been selected by the Administrative Committee (Committee) of the Bridge Bank Deferred Compensation Plan (Plan) hereby accept participation as a Participant in, agree to the terms of the Plan and this Participation Agreement (Agreement), and provide notice of my elections with respect to non-elective Employer contributions under and in accordance with, the Plan.

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A.	PERSONAL INFORMATION

Social Security Number:
Address:

Telephone No.:

B.	ACKNOWLEDGEMENTS AND AGREEMENTS

I hereby acknowledge and agree that I have received a copy of the Plan document setting forth the terms and provisions of the Plan, and I further acknowledge and agree to all of such terms and provisions.

In addition, I acknowledge and agree that I may be awarded non-elective Employer contributions under the Section 3.6 of the Plan for each Plan Year during the four (4) calendar years of 2010 through 2013.  If the Committee decides to make a contribution to my Account for a particular Plan Year, then the Committee shall credit to my Account the amount of fifty thousand dollars ($50,000) or such greater or lesser amount as the Committee determines to be appropriate, provided I continue to be employed by the Company on December 31 of each respective year.

The non-elective Employer contributions shall become non-forfeitable (Vested) as follows.  On each December 31 from 2010 through 2013, I will earn an additional twenty-five percent (25%) Vesting in the non-elective Employer contributions in my Account until I am one hundred percent (100%) Vested on December 31, 2013, provided I have not had a prior Termination of Employment.

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If I have a Termination of Employment due to Disability prior to December 31, 2013, the entire amount of non-elective Employer contributions credited to my Account on the date of Disability will become one hundred percent (100%) Vested;

Notwithstanding the above, if I die while still employed by the Company prior to December 31, 2013, the entire amount of non-elective Employer contributions credited to my Account, as of my date of death, will become one hundred percent (100%) Vested.

Clawback.  If any of the above non-elective Employer contributions are made to my Account pursuant to this Agreement and the contribution is later determined by the Committee to be bonus, retention, or incentive compensation based on materially inaccurate financial statements or other materially inaccurate performance metric criteria at a time when the Company has an outstanding obligation to repay financial assistance received from the United States government under the Troubled Assets Relief Program and I am considered a senior executive officer or one of the next twenty most highly compensated employees under the American Recovery and Reinvestment Act of 2009, such non-elective Employer contributions and any related interest shall be forfeited from my Account, if not previously distributed.  To the extent such non-elective Employer contributions have already been distributed I agree to repay the Employer such contributions and any related interest.

This Agreement is part of the Plan document and terms shall have the meanings as set forth in the Plan.

C.	DISTRIBUTION ELECTIONS [check only one per category]

1.	Time of Payment

I hereby elect distribution of my Deferred Compensation Plan Account balance attributable to any non-elective Employer contributions for the year ending December 31, 2010 at the following time:

☐	Upon my termination of employment

☐	Upon the later of my termination of employment or the date I reach age 65.

2.	Form of Payment

I hereby elect distribution of my Deferred Compensation Plan Account balance attributable to any non-elective Employer contributions for the year ending December 31, 2010, in the following form:

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☐	Single sum

☐	Payment in ______ (2 to 10) equal annual installments (this option not applicable for death and disability)

I acknowledge and agree that I can change my distribution elections only in accordance with the applicable provisions of the Plan and that this election will apply to all subsequent non-elective Employer contributions until a subsequent valid election is filed in accordance with the Plan that prospectively changes the time and/or form of payment of subsequent non-elective Employer contributions.

D.	PARTICIPANT SIGNATURE

Date	/s/ Signature

E.	ADMINISTRATIVE COMMITTEE

Date	/s/Signature

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